Exhibit 99.1

Mesa Labs Acquires Leading Continuous Monitoring Hardware Business

Lakewood, Colorado, November 29, 2018 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets (other than current assets) and certain liabilities of the continuous monitoring business of Point Six Wireless, LLC, a Kentucky company (“Point Six”).

Point Six is the leading hardware provider in the continuous monitoring space, which will be integrated into Mesa’s Cold Chain Monitoring Division. The acquisition is expected to increase division revenues by approximately 20 percent and to be accretive to our diluted net income per share in the first twelve months following the acquisition.

“We are excited to have Point Six join the Mesa family.  Point Six has been providing wireless sensors of world class quality and reliability for over 30 years.  Customers value Point Six for their technology and innovation,” said Gary Owens, President and Chief Executive Officer. “Mesa has been a long-term partner of Point Six and we are excited by the combination of Mesa’s market leading ViewPoint Continuous Monitoring architecture with the robust wireless sensors of Point Six.  Together Point Six and Mesa provide the most robust, scalable, and easy to use Continuous Monitoring solution to support the most demanding of applications.  We believe that the true winner of this combination ultimately is the customer.  This is another example of how we continue to live The Mesa Way!, our customer focused lean operating system.”

“We are excited to be joining Mesa Labs and the opportunity it brings to help realize our shared vision for innovation in the Continuous Monitoring space,” said Dan Piroli, Senior Vice President at Point Six. “We are certain that our customers will benefit from this combination as the two companies will endeavor to offer a best in class solution. This joining of forces results in a collection of talents and resources that provides significant potential, not only for current customers, but future customers as well.”

About Mesa Laboratories, Inc.

Mesa is a global technology innovator committed to solving some of the most critical quality control and analytical challenges in the pharmaceutical, healthcare, industrial safety, environmental and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Instruments, Cold Chain Monitoring and Cold Chain Packaging) which help its customers ensure product integrity, increase patient and worker safety, and design innovative solutions that improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," “will”, “estimate,” "expect," "project," “anticipate,” “intend” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenues growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2018, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com